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                                                              														                                         Exhibit 20.a
Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                               Monthly Report
Securityholder's Statement                    Series 1998-1                                                              Sep-1998
				                                          		 Class A         Class B           CTO              Class D            Total
(i)   Security Amount                        337,500,000.00   51,136,000.00    61,364,000.00     61,364,000.00     511,364,000.00
(ii)  Security Principal Distributed                   0.00            0.00             0.00                                 0.00
(iii) Security Interest Distributed            1,707,187.50      268,037.87       326,755.12                         2,301,980.48

Security Principal Distributed per $1,000         0.0000000       0.0000000        0.0000000
Security Interest Distributed per $1,000          5.0583333       5.2416667        5.3248667
(iv) Principal Collections                    23,795,568.89    3,605,363.59     4,326,492.71      4,326,492.71      36,053,917.90
(v)  Finance Collections                       8,079,102.45    1,224,097.73     1,468,936.42      1,468,936.42      12,241,073.02
      Recoveries                               1,142,258.03      173,068.17       207,684.51        207,684.51       1,730,695.21
      Defeasance Funding Acct Earnings                 0.00            0.00             0.00              0.00               0.00
       	Total Finance Collections              9,221,360.47    1,397,165.89     1,676,620.93      1,676,620.93      13,971,768.23
       	Total Collections                     33,016,929.36    5,002,529.48     6,003,113.64      6,003,113.64      50,025,686.12
(vi) Aggregate Amount of Principal Receivables                                                                   1,207,458,663.36
     Invested Amount (End of Month)          337,500,000.00   51,136,000.00    61,364,000.00     61,364,000.00     511,364,000.00
     Floating Allocation Percentage             27.9512674%      4.2350104%       5.0820787%        5.0820787%        42.3504353%
     Invested Amount (Beginning of Month)     37,500,000.00   51,136,000.00    61,364,000.00     61,364,000.00     511,364,000.00
     Average Daily Invested Amount                                                                                 511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                          78.04%   1,235,712,624.25
       30 Days to 59 Days                                                                                5.05%      79,904,335.25
       60 Days to 89 Days                                                                                3.72%      58,852,494.47
       90 Days and Over                                                                                 13.20%     209,033,184.54
        	Total Receivables                                                                             100.00%   1,583,502,638.51
(viii) Aggregate Investor Default Amount                                                                             8,728,171.49
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        22.25%
(ix)  Security Charge-Offs                             .00            0.00             0.00              0.00                0.00
(x)   Servicing Fee                             517,808.22       78,455.23        94,147.51         94,147.51          784,558.47
(xi)  Pool Factor                                 1.000000        1.000000         1.000000
(xii) Unreimbursed Redirected Principal Collections               0.000000         0.000000          0.000000                0.00
(xiii) Excess Funding Account Balance                                                                                        0.00
(xiv) CTO Trigger Event Occurrence                                                                                           None
      CTO Reserve Amount                                                                                                      N/A
(xv) Number of New Accounts Added to the Trust                                                                             94,368
(xvi) Revolving Receivables Reserve Account Balance                                                                   $570,000.00
(xvii) Defeasance Funding Account Balance                                                                                    0.00
Average Net Portfolio Yield                                                                                                13.37%
Minimum Base Rate                                                                                                           8.14%
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